RESTATED AND AMENDED BYLAWS
OF
FIRST CITIZENS BANCSHARES, INC.
(As last amended July 23, 2007)

AMENDED AND RESTATED BYLAWS
OF
FIRST CITIZENS BANCSHARES, INC.
(As last amended July 23, 2007)

ARTICLE I

Offices

Section 1. Principal Office: The principal office of the corporation shall be located in Raleigh, Wake County, North Carolina.

Section 2. Registered Offices: The registered office of the corporation required by law to be maintained in the State of Delaware shall be located in Wilmington, New Castle County, Delaware. The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

Section 3. Other Offices: The corporation may have offices at such other places, either within or without the State of Delaware, as the Board of Directors from time to time may determine, or as the affairs of the corporation may require.

ARTICLE II

Meetings of Shareholders

Section 1. Place of Meetings: All meetings of shareholders shall be held at the principal office of the corporation or at such other place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

Section 2. Annual Meetings: The annual meeting of shareholders shall be held at the designated location on such date during the first six months of each year as shall be determined by the Chairman of the Board, the Executive Vice Chairman of the Board, the Chief Operating Officer, the President or the Board of Directors. The purpose of such annual meeting shall be to elect directors of the corporation and for the transaction of such other business as may properly be brought before the meeting.

Section 3. Special Meetings: Special meetings of the shareholders may be called at any time by the Chairman of the Board, Executive Vice Chairman of the Board, Chief Operating Officer, President or Secretary, and shall be called by any of them at the request in writing of a majority of the Board of Directors. Such written request shall state the purpose or purposes of the proposed meeting.

Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice.

Section 4. Notice of Meetings: Written or printed notice stating the place, day and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date thereof, either personally or by mail, by or at the direction of the Chairman of the Board, Executive Vice Chairman of the Board, Chief Operating Officer, President, Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting.

In the case of an annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement is expressly required by the provisions of the General Corporation Law of the State of Delaware.

In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called. In the case of a special meeting called by the written request of a majority of the members of the Board of Directors or the written request of the holders of a majority in amount of the entire capital stock of the corporation issued, outstanding and entitled to vote, the notice also shall state that the meeting is being called upon such written request.

When a meeting is adjourned for thirty (30) days or more, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement of the time and place thereof at the meeting at which the adjournment is taken.

Section 5. Voting Lists: The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be opened to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 6. Quorum: The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation of the corporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7. Proxies: Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may vote in person or may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 8. Voting of Shares: Unless otherwise provided in the Certificate of Incorporation and subject to the provisions of the General Corporation Law of the State of Delaware, each shareholder shall at every meeting of shareholders be entitled to one vote for each share of issued and outstanding capital stock held by such shareholder. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, any reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Voting on all matters except the election of directors shall be by voice vote or by a show of hands unless the holders of a majority of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

Section 9. Informal Action by Shareholders: Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

Section 10. Presiding Officer: The succession order for purposes of these Bylaws shall be: the Chairman of the Board, Executive Vice Chairman of the Board, Chief Operating Officer, President, Executive Vice Presidents in order of seniority, Vice Presidents in order of seniority, and Secretary. In the event neither the Chairman of the Board, the Executive Vice Chairman of the Board, the Chief Operating Officer, nor the President is present, the shareholders may elect a Chairman of the meeting.

Section 11. Notice of Shareholder Business and Nominations:

(A) Annual Meetings of Shareholders.

(1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) pursuant to the corporation’ s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors, or (c) by any shareholder of the corporation who was a shareholder of record of the corporation at the time the notice provided for in this Section 11(A) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 11(A).

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 11, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business, other than the nominations of persons for election to the Board of Directors, must constitute a proper matter for shareholder action. To be timely, a shareholder’ s notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 45th day, nor earlier than the close of business on the 90th day, prior to the first anniversary of the date that proxy statements were first mailed to the corporation's shareholders in conjunction with the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or after the anniversary date of the preceding year's annual meeting, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

Such shareholder’s notice shall set forth:

(a) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder, and such notice shall be accompanied by the written consent of each person whom the shareholder proposes to nominate to being nominated and to serving as a director if elected;

(b) as to any other business that the shareholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws of the corporation, the language of the proposed amendment), (iii) a statement of the shareholder's reasons for desiring such business to be brought before the meeting, and (iv) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (2) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of that proposed nominee to serve as a director of the corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 11 to the contrary, in the event that the number of directors of the corporation has been increased since the date of the preceding year's annual meeting, thereby creating one or more unfilled vacancies which will be filled at an annual meeting, and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 11(A) regarding the nomination of persons for election as directors also shall be considered timely, but only with respect to nominees for the vacant additional directorships resulting from the increase in the number of directors, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. If, as determined by the Board of Directors, the corporation's notice of meeting indicates that directors shall be elected at a special meeting, nominations of persons for election to the Board of Directors may be made at that meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 11(B) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 11(B). In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to fill the directorships to be voted upon at the meeting, as specified in the corporation’s notice of meeting, if the shareholder’s notice required by paragraph (A)(2) of this Section 11 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(C) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to be elected at an annual or special meeting of shareholders of the corporation to serve as directors, and only such business shall be considered, transacted or voted upon at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. Except as otherwise provided by law, the presiding officer or chairman of the meeting (as determined as provided in Section 10 of this Article II) shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited, or is part of a group which solicited, or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder's representation as required by clause (A)(2)(c)(iv) of this Section 11), and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 11, to declare that such nomination shall be disregarded or that such proposed business shall not be considered, transacted or voted upon. Notwithstanding the foregoing provisions of this Section 11, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be considered, transacted or voted upon, notwithstanding that a written notice of such nomination or proposed business has been received by the corporation in accordance with this Section 11 or that proxies in respect of such vote may have been received by the corporation.

(2) For purposes of this Section 11, and with respect to any annual or special meeting of shareholders, "public announcement" of the date of such meeting or of nominees proposed by the Board of Directors to be elected as directors at such meeting shall include disclosure of the meeting date or nominees in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document (including without limitation a Current Report on Form 8-K) publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or the mailing by the corporation to shareholders entitled to vote at the meeting of a proxy statement disclosing the date of the meeting or the names of such nominees.

(3) Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of shareholders (a) to request inclusion of proposals of business in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (b) of the holders of any series of preferred stock that may be issued from time to time to elect directors pursuant to any applicable provisions of the certificate of incorporation.

Section 12. Conduct of Meetings: The time of the opening and the closing of the polls for each matter upon which the shareholders will vote at an annual or special meeting of shareholders shall be announced at the meeting by the presiding officer or chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of a meeting of shareholders, or of meetings of shareholders in general, as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as are adopted by the Board of Directors, the presiding officer or chairman of any meeting of shareholders shall have the right and authority to convene and to adjourn the meeting and to prescribe such rules, regulations and procedures, and take all such other actions, as in his or her judgment are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer or chairman of the meeting, may include, without limitation: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies, or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer or chairman at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business (including without limitation the nomination of a person for election as a director) was not properly brought before or made at the meeting and if such presiding officer or chairman should so determine, he or she shall so declare to the meeting and any such matter or business (including any nomination) not properly brought before or made at the meeting shall not be considered, transacted or voted upon. Unless and to the extent determined by the Board of Directors or the presiding or chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

Directors

Section 1. General Powers: The business and affairs of the corporation shall be managed by the Board of Directors or by such Committees of the Board as the Board may establish pursuant to these Bylaws. The directors shall have and exercise full power in the management and conduct of the business and affairs of the corporation and do all such lawful acts and things as are not by statute, or by Certificate of Incorporation, or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 2. Number, Term and Qualifications: The number of directors of the corporation shall be not less than five nor more than thirty. The directors, by a majority vote of the remaining directors, though less than a quorum, or by the sole remaining director, shall determine the exact number of directors which shall be not less than five nor more than thirty without a Bylaw modification. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or until his successor is elected and qualified. Directors need not be residents of the State of Delaware nor shareholders of the corporation; provided, however, that not less than three-fourths (3/4) of the directors shall be residents of the State of North Carolina and stock ownership for qualification shall be subject to North Carolina law.

Section 3. Election of Directors: Except as provided in Section 5 of this Article, the directors shall be elected by written ballot at the annual meeting of the shareholders and those persons who receive the highest number of votes shall be deemed to have been elected.

Section 4. Removal: Any director may be removed from office, with or without cause, by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors. If any directors are so removed, new directors may be elected at the same meeting.

Section 5. Vacancies: Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any shareholder or shareholders owning at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 6. Chairman of the Board: There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

Section 7. Compensation: The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board. Members of special or standing committees of the Board of Directors may be allowed like compensation for attending such committee meetings.

Section 8. Committees of the Board: The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board, each committee to consist of two or more directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution and these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, except as limited by the provisions of the General Corporation Law of the State of Delaware; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors or as set forth in these Bylaws. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE IV

Meetings of Directors

Section 1. Regular Meetings: A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings, one of which shall be held in each calendar quarter.

Section 2. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Executive Vice Chairman of the Board, Chief Operating Officer, President or any two directors. Such meetings may be held either within or without the State of Delaware.

Section 3. Notice of Meetings: Regular meetings of the Board of Directors may be held without notice.

The person or persons calling a special meeting of the Board of Directors shall, at least one day before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called, unless a statement of the specific purpose is otherwise required by these Bylaws.

Section 4. Quorum: A majority of the Board of Directors as established by the Bylaws and fixed by the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 5. Manner of Acting: Except as otherwise provided in these Bylaws, or as specifically provided by statute or by the Certificate of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Informal Action by Directors: Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of a committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or the committee, whether done before or after the action so taken.

ARTICLE V

Executive Committee

Section 1. Members and General Powers: A majority of the qualified members of the Board of Directors then in office may, by proper resolution, appoint an Executive Committee which shall be composed of not less than three nor more than nine directors who shall have and exercise the powers of the Board of Directors in the management of the business affairs of the corporation, except at such time as the Board of Directors is in session. However, the Board of Directors shall have the power to direct, limit or control said Executive Committee by resolution at any special or regular meeting or by general rules adopted for its guidance. The Executive Committee shall not have any authority to take any action prohibited by the General Corporation Law of the State of Delaware; provided, however, that such Executive Committee shall have the power to declare dividends and to authorize the issuance of stock.

A majority of the members of the Executive Committee shall constitute a quorum. Further, the Executive Committee shall have authority to take informal action by written consent as provided in Article IV, Section 6 for the Board of Directors.

Section 2. Vacancies: Any vacancy occurring on the Executive Committee shall be filled by the vote of a majority of the number of qualified directors at a regular or special meeting of the Board of Directors.

Section 3. Removal: Any member of the Executive Committee may be removed at any time with or without cause by a majority of the number of qualified directors then in office.

Section 4. Minutes: The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 5. Responsibility of Directors: The designation of an Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

If such action taken by the Executive Committee is not thereafter formally considered by the full Board, a director may dissent from such action by filing his written objection with the Secretary with reasonable promptness after learning of such action.

Section 6. Ex Officio Members: A majority of the qualified members of the Board of Directors then in office may, by proper resolution, appoint one or more ex officio members of the Executive Committee; provided, however, that such ex officio members shall not be included or counted in the regular membership of the Executive Committee nor included in the requirements for a quorum as set forth in Section 1 above, nor shall the attendance of such ex officio members be required at any regular or special meeting of the Executive Committee nor shall such persons be required to execute written consent minutes in order for the Executive Committee to take informal action as provided in Article IV, Section 6. Each ex officio member appointed by the Board will be eligible to vote at any regular or special meeting of the Executive Committee at which such ex officio member is in attendance.

Section 7. Chairman of the Executive Committee: A Chairman of the Executive Committee shall be elected by the members of the Board of Directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Executive Committee and perform such other duties as may be directed by the Executive Committee.

ARTICLE VI

Reserved

ARTICLE VII

Officers

Section 1. Number: The officers of the corporation shall consist of a Chairman of the Board, Executive Vice Chairman of the Board, one or more Vice Chairmen of the Board, a President, and a Secretary, and may also consist of one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, and other specially designated Vice Presidents or Assistant Vice Presidents as may be determined by the Board of Directors, and such Assistant Secretaries and other officers as may be deemed necessary or advisable by the Board of Directors, each of which officers or assistant officers thereto shall have such powers as may be delegated to them by the Board of Directors, the Chief Executive Officer, the Executive Vice Chairman of the Board, and these Bylaws. Any two or more offices may be held by the same person, except that no officer may act in more than one capacity where action of two or more officers is required.

Section 2. Election and Term: The officers of the corporation shall be elected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or until his successor is duly elected and qualified.

Section 3. Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Compensation: The compensation of all officers of the corporation shall be fixed by the Board of Directors or as delegated by the Board of Directors.

Section 5. Chairman of the Board, Executive Vice Chairman of the Board, Vice Chairmen of the Board, and President: The Chairman of the Board shall preside at all meetings of the Board of Directors and the meetings of shareholders. In his absence or disability, the Executive Vice Chairman shall perform the duties of the Chairman of the Board at all such meetings. In the absence or disability of both the Chairman of the Board and the Executive Vice Chairman of the Board, the Vice Chairmen of the Board who is designated as the Chief Operating Officer as described in Section 6 below shall perform such duties. In the absence of all of the Chairman of the Board, Executive Vice Chairman of the Board, and the Chief Operating Officer, the President shall perform such duties.

The Chairman of the Board shall be the Chief Executive Officer. As the Chief Executive Officer, the Chairman of the Board, shall, subject to the control of the Board of Directors, supervise, control and manage the corporation. The Chief Executive Officer shall be responsible for carrying into effect all legal directives of the Board of Directors or the Executive Committee and shall at all times exercise general supervision over the interests, affairs and obligations of the corporation and perform all duties with reference to or incident to his office, subject to such regulations and restrictions as the Board of Directors shall from time to time determine. The Chief Executive Officer shall be an ex officio member of all committees to which the Chief Executive Officer is not specifically appointed.

The Chief Executive Officer, the Executive Vice Chairman of the Board, the Vice Chairmen of the Board, and the President, or any one of them, shall sign, with any other proper officer, certificates for shares of the corporation and any deeds, leases, mortgages, bonds, contracts or other instruments which may be lawfully executed on behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors, the Chief Executive Officer or the Executive Vice Chairman of the Board to some other officer or agent. The Chief Executive Officer, the Executive Vice Chairman of the Board, the Vice Chairmen of the Board, and the President, and each of them, may, when exercising the authority granted in this Section, use the title of "President;" and all documents signed on behalf of the corporation by any such person, for purposes of, among other things, N.C. Gen. Stat. § 47-18.3, shall be deemed to have been signed by the President of the corporation.

Section 6. Vice Chairmen: The Board of Directors shall appoint one of the Vice Chairmen to be Chief Operating Officer of the corporation and, subject to the control of the Board of Directors, the Chief Executive Officer and the Executive Vice Chairman of the Board, the person so designated shall operate, administer and supervise the management of the corporation in accordance with these Bylaws.

Any one of the Vice Chairmen may sign, with any other proper officer, all documents referred to in Section 5 above and in general, each of them shall perform such duties as may be prescribed by the Board of Directors, the Chief Executive Officer, or the Executive Vice Chairman of the Board from time to time.

Section 7. President: The President shall be the principal staff officer of the corporation and, subject to the control of the Board of Directors, the Chief Executive Officer, the Executive Vice Chairman of the Board, and the Chief Operating Officer, shall direct, administer and supervise all of the staff and support functions of the corporation in accordance with these Bylaws. The President may sign, with any other proper officer, all documents referred to in Section 5 above, and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the Executive Vice Chairman of the Board or the Chief Operating Officer from time to time.

Section 8. Executive Vice Presidents, Senior Vice Presidents and other Vice Presidents: The duties of the Executive Vice Presidents, the Senior Vice Presidents and other Vice Presidents shall be to perform the tasks assigned and exercise the powers of the office given to them as directed by the Board of Directors, the Chief Executive Officer, the Executive Vice Chairman of the Board and the Chief Operating Officer, and to have such other powers as the Board of Directors shall prescribe.

Section 9. Secretary: The Secretary shall attend and keep accurate records of the acts and proceedings of all meetings of shareholders and directors. He shall give or cause to be given all notices required by law and by these Bylaws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the corporation and shall keep, at the registered or principal office of the corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature and shall perform such other duties as may be assigned to him by the Chief Executive Officer, the Executive Vice Chairman of the Board, the Chief Operating Officer, or the Board of Directors. The Secretary shall sign, with the Chief Executive Officer, Executive Vice Chairman of the Board, Vice Chairmen of the Board, President, or other authorized officer, certificates for shares of the corporation.

Section 10. Assistant Secretaries: In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretaries, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be assigned to them by the Secretary, the Chief Executive Officer, the Executive Vice Chairman of the Board, the Chief Operating Officer, or the Board of Directors. Any Assistant Secretary may sign, with the Chief Executive Officer, Executive Vice Chairman of the Board, Vice Chairmen of the Board, President, or other authorized officer, certificates for shares of the corporation.

Section 11. Treasurer: The Treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the corporation and shall render to the Chief Operating Officer and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. The Treasurer, in general, shall perform all duties incident to his office and such other duties as may be assigned to him from time to time by the Chief Executive Officer, the Executive Vice Chairman of the Board, the Chief Operating Officer, or the Board of Directors.

Section 12. Assistant Treasurers: In the absence of the Treasurer or in the event of his death, inability, or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurers, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, the Chief Executive Officer, the Executive Vice Chairman of the Board, the Chief Operating Officer, or the Board of Directors.

Section 13. Other Officers: The duties of all officers and employees not defined and enumerated in the Bylaws shall be prescribed and fixed by the Chief Executive Officer, the Executive Vice Chairman of the Board and the Chief Operating Officer and, in carrying out those duties, they shall have the authority to do all other acts necessary to be done to carry out their prescribed duties unless otherwise ordered by the Board of Directors, including but not limited to the power to sign, certify or endorse notes, certificates of indebtedness, deeds, checks, drafts or other contracts for and on behalf of the corporation and/or to affix the seal of the corporation to such documents as may require it.

Section 14. Bonds: The Board of Directors may by resolution require any or all officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VIII

Contracts, Loans, Checks and Deposits

Section 1. Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract, lease, or to execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances. The Board of Directors may enter into employment contracts for any length of time it deems wise.

Section 2. Loans: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or specific in nature and scope.

Section 3. Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as from time to time shall be determined by resolution of the Board of Directors.

Section 4. Deposits: All funds of the corporation not otherwise employed from time to time shall be deposited to the credit of the corporation in such depositories as the Board of Directors shall direct.

ARTICLE IX

Certificates of Stock and Their Transfer

Section 1. Certificates of Stock: Certificates representing stock in the corporation shall be issued in such form as the Board of Directors shall determine to every shareholder for the fully paid shares owned by him; such stock certificates shall indicate thereon a reference to any and all restrictive conditions of said stock. These certificates shall be signed by the Chairman of the Board, or the Executive Vice Chairman of the Board, or any Vice Chairman of the Board, or the President, or any Vice President and the Secretary, an Assistant Secretary, Treasurer or an Assistant Treasurer or may have facsimile signatures of such officers placed thereon and such officers shall have the power to make or order to be made by an authorized officer or transfer agent any and all transfers of the securities of the corporation. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the corporation. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such an officer, transfer agent or registrar at the date of issue.

Section 2. Transfer of Stock: Transfer of stock shall be made on the stock transfer books of the corporation only upon surrender of the certificates for the shares sought to be transferred by the registered holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

Upon surrender to the corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

Section 3. Fixing Record Date: In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Lost Certificates: The Board of Directors may authorize and direct the issuance of a new share certificate or certificates in place of a certificate or certificates claimed to have been lost, stolen or destroyed, upon receipt of an affidavit to such fact from the person claiming the loss, theft or destruction. When authorizing such issuance of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the claimant, or his legal representative, to advertise the same in such manner as it may require and/or to give the corporation a bond in such sum as the Board may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost, stolen or destroyed; or the Board may, by resolution reciting the circumstances justifying such action, authorize the issuance of the new certificate or certificates without requiring such a bond.

Section 5. Registered Shareholders: The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice hereof, except as otherwise provided by the laws of Delaware.

Section 6. Treasury Shares: Treasury shares of the corporation shall consist of such shares as have been issued and thereafter acquired but not cancelled by the corporation. Treasury shares shall not carry voting or dividend rights.

ARTICLE X

General Provisions

Section 1. Dividends: Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors or the Executive Committee at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Seal: The corporate seal of the corporation shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Annual Statement: The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by majority vote of the shareholders, a full and clear statement of the business and condition of the corporation.

Section 4. Notice and Waiver of Notice: Whenever any notice is required to be given to any shareholder or director under the provisions of the General Corporation Law of the State of Delaware or under the provisions of the Certificate of Incorporation or Bylaws of this corporation, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telephone, telecopier or other electronic communication media.

Whenever notice is required to be given under the provisions of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

The attendance by a director at a meeting of the Board or a committee of the Board shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Amendments: Except as otherwise provided herein, these Bylaws may be altered, amended or repealed and new bylaws may be adopted at any regular meeting of the Board of Directors or the shareholders, or at any special meeting of the Board of Directors or shareholders if notice of such alteration, amendment, repeal or adoption, be contained in the notice of said special meeting.

Section 6. Fiscal Year: The fiscal year of the corporation shall be fixed by the Board of Directors.

Section 7. Indemnification: The corporation shall indemnify its officers, directors, employees and agents to the maximum extent permitted by the General Corporation Law of the State of Delaware.

Section 8. Disallowance of Deductions: Any payments made to or on behalf of an officer or director of the corporation, including salary, commission, bonus, interest, rent or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense of the corporation by the Internal Revenue Service (and such determination shall be acceded to by the corporation, or such determination shall be rendered final by the appropriate taxing authority, or a judgment of a court of competent jurisdiction and no appeal shall be taken therefrom, or the applicable period for filing notice of appeal shall have expired), then such sum shall be reimbursed by such officer or director to the corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce the payment of any such sum disallowed and such repayment may not be waived. However, in lieu of such direct payment by the officer or director involved to the corporation, and subject to the determination of the Board of Directors in its sole discretion, proportionate amounts may be withheld from future compensation payments of such officer or director until the amount owed to the corporation as a result of such disallowance has been fully recovered.